EXHIBIT 2.1


                        CONFIDENTIAL TREATMENT REQUESTED

Confidential Portions of this Agreement which have been redacted are marked with brackets ("[ ]"). The omitted material has been filed separately with the Securities and Exchange Commission.

372890.1

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                                 Dated: 8/15/96



                                 SALE AGREEMENT



                              (1) DONALD NIXON ROSS
                              (2) CRYOLIFE INC.


                              Trevor Robinson & Co.
                                  Howard House
                                 70 Baker Street
                                    Weybridge
                                     Surrey
                                    KT13 8AL
                               Tel: (01932) 859655
                               Fax: (01932) 847469


372890.1

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THIS AGREEMENT is made the 15th day of August, 1996.

BETWEEN:

     (1) MR. DONALD NIXON ROSS of 25 Upper Wimpole Street, London W1M 7TA, England ("Mr. Ross"); and

     (2) CRYOLIFE, INC. of 2211 New Market Parkway, Suite 142, Marietta, Georgia 30067, USA, a corporation incorporated under the laws of the State of Florida ("Cryolife")

WHEREAS

A. By three assignments each dated 18 July 1995 Mr. Ross acquired the Patents (as defined below) and/or the then pending application(s) for the Patents from Promedica International Inc.

B. Cryolife wishes to purchase and Mr. Ross wishes to sell to CryoLife his right title and interest in the Patents, together with other assets and intellectual property rights on the terms and conditions of this agreement (the "Agreement").

IT IS AGREED:

1.       Interpretation

         1.1 The following words shall have the following meanings unless they are inconsistent with the context and except where expressly provided:

              Assignments             the Assignments of the Patents and the IPR
                                      by Mr. Ross to CryoLife in the forms attached as Schedule 3

              Completion              completion  of the matters  referred to in
                                      clause 4

              Completion              Date August 30, 1996

              Consulting              Agreement  the  Agreement  under which Mr.
                                      Ross  is  to  provide   his   services  to
                                      CryoLife, in the form attached as Schedule
                                      4

              CryoLife's              Solicitors Trevor Robinson & Co. of Howard
                                      House, 70 Baker Street, Weybridge, Surrey,
                                      KT13 8AL

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              IPR                     all industrial and  intellectual  property
                                      rights  of  Mr.  Ross  in  respect  of the
                                      Valves  including  but without  limitation
                                      the Patents,  trade marks,  service  marks
                                      (whether   registered   or   unregistered)
                                      design rights and copyrights in any part of the world

              Know-How all information (including that comprised in or derived from formulae, techniques, designs, specifications and drawings) relating to the Valves, their design, construction and/or use

              Mr. Ross's Solicitor    Mr. Edward J.C. Album of Exchange Tower,
                                      1 Harbour Exchange Square, London B14
                                      9GE

              Net sales               being the gross selling price of the
                                      Valves  received  directly  by CryoLife or
                                      its  associate   companies  by  CryoLife's
                                      distributors   or   customer,   less   the
                                      commission   paid  by  CryoLife   (or  its
                                      associate companies) to representatives in connection with the sale of the Valves

              Patent those patents and patent applications registered in the name of Mr. Ross relating to the Valves and their use as are more particularly described in
                                      Schedule 1

              Purchased Assets        collectively,  the IPR, Patents and
                                      Stock

              Shares fully paid shares of Common Stock of CryoLife

              Stock those Valves held by Mr. Ross as are more particularly described in Schedule 2

              Valves stented or unstented porcine pulmonary heart valves


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                                         [  ] - CONFIDENTIAL TREATMENT REQUESTED


         1.2      Unless otherwise  stated,  references to clauses and schedules
                  shall  be   references   to  clauses  and  schedules  to  this
                  Agreement.

2.       Sale and Purchase

         Subject to the terms of this Agreement Mr. Ross shall sell with full title guarantee and CryoLife shall purchase free from all liens, charges and encumbrances as at the Completion Date, the Purchased Assets.

3.       Purchase Consideration

         3.1 The consideration for the Purchased Assets and the rights granted hereunder shall be:

                  3.1.1    Cash

                           CryoLife shall pay to Mr. Ross US$[ ] in cash at Completion.

                  3.1.2    Shares

                           3.1.2.1          CryoLife  shall  issue  to Mr.  Ross
                                            Shares  having a value of US$[   ]
                                            based on an average of the mid point
                                            bid and ask prices on the NASDAQ/NMS
                                            Quotation  Service during the 30 day
                                            period   ending  two  business  days
                                            immediately prior to Completion.

                           3.1.2.2 The allotment and registration of the Shares hereunder, the filing of a registration statement and the taking by CryoLife of action in respect of the Shares shall be unconditional obligations and shall not be subject to any set-off or counterclaim.

                  3.1.3    Royalty

                           CryoLife shall pay Mr. Ross a royalty for five years after gaining approval by the United States Food and Drug Administration to start clinical trials on the Valves. Such royalty being the greater of the following in each of the years following such approval being received:

                           3.1.3.1          [  ]% of the Net Sales; and

                           3.1.3.2          Year 1 - US$ [  ]

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                                         [  ] - CONFIDENTIAL TREATMENT REQUESTED


                                            Year 2 - US$          [  ]
                                            Year 3 - US$          [  ]
                                            Year 4 - US$          [  ]
                                            Year 5 - US$          [  ]

                           CryoLife shall be entitled to withhold any taxes from the royalty payments it may be required to withhold by the US or UK tax authorities. CryoLife shall be deemed to have fully satisfied its obligations under this clause by paying the net amount of the royalties to Mr. Ross.

         3.2 The considerations payable under this clause 3 shall be allocated among the Purchased Assets as reasonably determined by CryoLife after consultation.

4.       Completion

         4.1 The sale and purchase shall be completed at the offices of Mr. Ross's Solicitor on the Completion Date when all the matters set out in this clause 4 shall be effected.

         4.2      Mr. Ross shall deliver to CryoLife or CryoLife's Solicitors;

                  4.2.1    the Assignments each duly executed by Mr. Ross;

                  4.2.2    the Consulting Agreement duly executed by Mr. Ross;

                  4.2.3 such additional documents, duly signed by Mr. Ross as shall be required by CryoLife's solicitors to complete  the  sale  and  purchase  of the  Purchased
                           Assets;

                  4.2.4 all documents held by Mr. Ross that may be required by CryoLife to fully utilise the IPR and Know-How.

                  4.2.5    the Stock.

         4.3      Upon completion of the matters referred to above:

                  4.3.1    CryoLife   shall  pay  US$  [   ]  to  Mr.   Ross's
                           solicitor's client account by way of telegraphic transfer.

                  4.3.2 CryoLife shall deliver to Mr. Ross's solicitor certificates representing the Shares as detailed in clause 3.3, the shares to be registered in the name of Mr. Ross or his nominees.

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                  4.3.3    CryoLife shall accept full responsibility for all and
                           any fee, costs or charges that may be due on Completion to maintain the Patents and to transfer the European Patent into patents satisfactory to
                           comply  with  the  patent   requirements  of  France,
                           Germany and the United Kingdom and to reimburse Mr. Ross for any costs he has reasonably incurred (up to a maximum of US$10,790) in connection with the same, prior to Completion on Mr. Ross producing documentary evidence.

                  4.3.4 To provide Mr. Ross with the ability to sell the Shares detailed in Clause 3.1.2 within the U.S. or to a U.S. person during the year following the issuance of the Shares to Mr. Ross, CryoLife agrees at Mr. Ross' written direction to register the Shares for resale under the U.S. Securities laws on one occasion and to keep the registration open for three months or the anniversary of the issuance of the Shares to Mr. Ross. Mr. Ross' written direction must be delivered to CryoLife at least 45 days in advance and may request registration to occur at any time after the 3rd month or before the 11th month after the issuance of the Shares to Mr. Ross.

5.       License

         5.1 Mr. Ross hereby grants to CryoLife an exclusive perpetual license with the right to sublicense to use the name "Ross" for the purpose of identifying and promoting the Valves and Mr. Ross hereby waives any right he may have to apply his name to any other xenograft valve and shall not permit any third party to apply the name "Ross" to such valves.

         5.2 Mr. Ross warrants that he has not permitted any third party to use the name Ross in connection with xenograft valves or authorised such use.

         5.3 Mr. Ross agrees to support any application that CryoLife may make to register "Ross" as a trade mark as applied to xenograft valves based on or derived from the Valves in any jurisdiction it sees fit.

6.       Warranties and Representations

         Mr. Ross represents and warrants to CryoLife as follows:

         6.1 that Mr. Ross has good and marketable title to the Purchased Assets free and clear of all encumbrances, claims, security interests, liens and charges or restrictions of any kind.


372890.1

         6.2 Mr. Ross owns or has exclusive right to make, use, sell and commercialise all of the IPR and to the knowledge of Mr. Ross no third party has been granted a license or has been permitted to use and/or commercialise the IPR.

         6.3 No royalties, honorariums or fees are payable by Mr. Ross to third parties by reason of the ownership or use of the IPR.

         6.4 Apart from matters disclosed by Mr. Ross's solicitor to CryoLife's solicitor in correspondence dated 7 August 1996 there is no litigation, pending or threatened, or claim against Mr. Ross in connection with the IPR or any of the other Purchased Assets and Mr. Ross has not received and is not aware of any claim which contests the validity of or right to use any of the IPR nor has Mr. Ross received any notice that any of the IPR conflicts or will conflict with any of the asserted rights of others.

         6.5 Mr. Ross will use his best efforts to prevent any of his warranties or representations contained in this Agreement not being true and correct at Completion.

         6.6      Mr. Ross represents and warrants that:

                  6.6.1 he is not a U.S. person (as defined under the U.S. Securities Act of 1933 and rules and regulations promulgated thereunder (collectively the "Securities Act");

                  6.6.2 the securities being acquired by Mr. Ross are not being acquired on behalf of or for the benefit of any U.S. person and will not be held in the United States for a one year period;

                  6.6.3 none of the securities being acquired by Mr. Ross will be transferred by him in violation of the Securities Act; and

                  6.6.4 he understands that none of the securities have been registered under the Securities Act and they cannot be sold within the United States or to a U.S. person for one year unless they are subsequently registered under the Securities Act or unless an exemption from such registration is obtained.

7.       Indemnification

         7.1 Mr. Ross hereby indemnifies CryoLife and shall keep it indemnified and hold it harmless from and against claims liabilities damages losses and expenses incurred or suffered by any of them and arising out of:

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                  7.1.1    any material breach of any warranty or representation
                           of Mr. Ross contained in this Agreement or any inaccurate schedule or any instrument or agreement entered into pursuant to this Agreement;

                  7.1.2 any action claim suit or proceeding brought by a third party arising out of actual or alleged acts or omissions of Mr. Ross in connection with the Valves produced and/or used prior to Completion save for those Valves included in the Stock;

                  7.1.3    any breach of the Consulting Agreement.

         7.2 CryoLife hereby indemnifies Mr. Ross and shall keep him indemnified and hold him harmless from and against all claims, liabilities, damages, losses, costs and expenses incurred or suffered by Mr. Ross and arising out of any action claim suit or proceeding brought by a third party against Mr. Ross arising out of actual or alleged acts or omissions of CryoLife in connection with the use of the Valves and IPR after Completion.

         7.3 CryoLife shall have a right but not the obligation to set-off against amounts otherwise due or coming due under clause 3.3 for the amounts which are indemnifiable pursuant to clause 7.1 The right of set off is not exclusive to any other right or remedy CryoLife may have with respect to the indemnified claims, the right of set off shall in no way limit CryoLife's indemnification rights or the amounts, if any, which CryoLife becomes entitled to receive thereunder.

8.       Enquiries

         Mr. Ross agrees to promptly refer to CryoLife all enquiries relating to the IPR and/or Valves which Mr. Ross may receive after Completion.

9.       Announcements

         No announcement or disclosure concerning the terms of transactions contemplated by or any matter ancillary to this Agreement, or its existence shall (save as required by law) be made by Mr. Ross whatsoever except with the prior written approval of CryoLife. CryoLife's announcement of its acquisition (if any) shall be shown beforehand to Mr. Ross.

10.      Mr.  Ross agrees  that he will not take or  threaten  any legal  action against Tissuemed Limited of Astley Lane Industrial Estate, Astley Lane, Swillington, Leeds, LS26 8XT at any time either prior to Completion or thereafter without first obtaining the written consent of CryoLife, which consent CryoLife may withhold at its absolute discretion.

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11.      General Provisions

         11.1     Notices

                  Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered or sent by overnight or express delivery service; or (ii) sent by facsimile with a transmission report to support the sending of the facsimile to the parties at the addresses set forth below:

                  To Mr. Ross:                       25 Upper Wimpole Street
                                                     London W1M 7TA

                                                     Fax No: +44 (0)171 935 0190

                  With a Copy to:                    Edward Album, Esq.
                                                     Exchange Tower
                                                     1 Harbour Exchange Square
                                                     London E14 9GE

                                                     Fax No: +44 (0)171 971 5668

                  To CryoLife:                       CryoLife, Inc.
                                                     2211 New Market Parkway
                                                     Suite 142
                                                     Marietta, Georgia  30067
                                                     USA

                                                     Fax No: 001 770 612 7889

                  With a Copy to:                    Robinson Services Limited
                                                     Howard House
                                                     70 Baker Street
                                                     Weybridge
                                                     Surrey KT13 8AL
                                                     England

                                                     Fax No:  +44 (0)1932 847469

                  All notice shall be deemed received when received, provided that refusal to accept delivery shall be deemed receipt. Either party may change its address for the

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                  purposes  of this  Section  by giving  written  notice of such change to the other party in the manner provided in this clause.

         11.2     Assignment

                  This Agreement may not be assigned by any party without the prior written consent of the other party.

         11.3     Waiver

                  No waiver of any breach or default hereunder shall be considered valid or effective unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or otherwise.

         11.4     Binding Effect; No Third Party Beneficiary

                  This Agreement is entered into for, and shall be binding upon and inure to the exclusive benefit of, each party hereto and their respective successors and any permitted assign, and no other party shall derive any rights or benefits hereunder.

         11.5     Counterparts

                  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         11.6     Expenses

                  CryoLife and Mr. Ross shall each be responsible for their own fees and expenses incurred in connection with the transaction contemplated herein.

         11.7     Survival

                  Indemnification obligations and CryoLife's obligations to pay the royalties under clause 3.13 pursuant to this Agreement shall survive Completion.

         11.8     Further Documents

                  Each party will, whenever and as often as it shall be requested by the other party, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, such further instruments and documents as may be necessary in order to carry out the terms and conditions of this Agreement and to complete the sale

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



                  and transfer herein contemplated and shall do any and all other acts as may be reasonably requested in order to carry out the intent and purposes of this Agreement.

         11.9     Severability

                  Should any term or provision of this Agreement or any document required herein to be executed or delivered at the Completion be declared invalid, void, or unenforceable, all remaining terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

         11.10    Integration; Amendment

                  This Agreement (including Schedules) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by the parties hereto. This Agreement supersedes any and all prior agreements and/or understandings between the parties.

         11.11    Governing Law

                  This Agreement shall be governed and construed in accordance with the laws of England.




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IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the date set forth above.

For and on behalf of CRYOLIFE, INC.


Signed by:        /s/ Steven E. Anderson
----------        ----------------------

Name:             Steven E. Anderson
-----             ------------------

Position:         President/CEO
---------         -------------




/s/ Donald Nixon Ross   Witness                /s/ E. J. C. Album
---------------------                          ------------------
DONALD NIXON ROSS                              E. J. C. Album
                                               Solicitor
                                               Exchange Tower
                                               1 Harbour Exchange Square
                                               Tel: 0171-971-5887



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


                                    SCHEDULES




*Schedule 1                 Patents

*Schedule 2                 Stock

*Schedule 3                 Assignment

*Schedule 4                 Consulting Agreement


* Indicates Schedules which have been omitted from this filing. The Registrant hereby agrees to furnish to the Commission a copy of any omitted Schedule listed above supplementally upon request.

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